Exhibit 99.1
ICU Medical, Inc. Extends Two Distribution Agreements with Hospira, Inc.

SAN CLEMENTE, Calif.-December 22, 2011-ICU Medical, Inc. (Nasdaq: ICUI), a leader in the development, manufacture and sale of innovative medical technologies used in I.V. therapy, oncology and critical care applications, today announced that it has extended two primary distribution agreements with Hospira, Inc. (NYSE: HSP), through December 31, 2018.

Under the co-promotion and distribution agreement, which was initially signed in February 2001, ICU Medical manufactures all new custom infusion sets for sale by Hospira, and the two companies jointly promote the products under the name SetSource®. Under the supply and distribution agreement, which was initially signed in April 1995, Hospira purchases primarily CLAVE® and oncology products. The agreements maintain the current Hospira rights to distribute ICU Medical products worldwide with terms that previously extended to 2014.

Dr. George Lopez, founder and CEO of ICU Medical, Inc., commented, "We are very pleased to extend our two major distribution agreements with Hospira, which demonstrates their trust and confidence in our product offerings. Hospira has been our valuable partner for many years and we look forward to continuing our relationship and providing customers with access to our innovative CLAVE, oncology products, custom infusion sets, and other products worldwide."

Financial terms of the agreements were not disclosed.
About ICU Medical, Inc.
ICU Medical, Inc. (Nasdaq: ICUI) develops, manufactures and sells innovative medical technologies used in I.V. therapy, oncology, and critical care applications. ICU Medical's products improve patient outcomes by helping prevent bloodstream infections, protecting healthcare workers from exposure to infectious diseases or hazardous drugs and monitor continuous cardiac output of critical care patients. The Company's complete product line includes custom I.V. systems, closed delivery systems for hazardous drugs, needleless I.V. connectors, catheters and cardiac monitoring systems. ICU Medical is headquartered in San Clemente, California. For more information, visit the Company's website at www.icumed.com.
About Hospira
Hospira, Inc. (NYSE: HSP), is the world's leading provider of injectable drugs and infusion technologies. Through its broad, integrated portfolio, Hospira is uniquely positioned to Advance Wellness™ by improving patient and caregiver safety while reducing healthcare costs. The company is headquartered in Lake Forest, Ill., and has approximately 14,000 employees. Learn more at www.hospira.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as ''will,'' ''expect,'' ''believe,'' ''could,'' ''would,'' ''estimate,'' ''continue,'' ''build,'' ''expand'' or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding the future, including, but not limited to, statements regarding the Company's expectations regarding its relationship with Hospira and customer access to the Company's products. These forward-looking statements are based on Management's current expectations, estimates, forecasts and projections about the Company and assumptions Management believes are reasonable, all of which are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to, decreased demand for the Company's products, increased competition from competitors, lack of continued growth or improving efficiencies and unexpected changes in the Company's arrangements with its largest customers. Future results are subject to risks and uncertainties, including the risk factors, and other risks and uncertainties, described in the Company's filings with the Securities and Exchange Commission, which include those in the Annual Report on Form 10-K for the year ended December 31, 2010 and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2011. Forward-looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
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